Exhibit 99.5

Blueprint Medicines + Sanofi Overview for the Blue Crew June 2, 2025

Blueprint Medicines + Sanofi: a strong strategic fit 2 Well - established global leadership in rare disease and immunology & inflammation Significant resources, infrastructure & capability, and global reach Similar mission and culture centering science and patient impact Leading SM franchise at the intersection of rare disease and immunology & inflammation Mast cell expertise and pipeline at the forefront of innovation in immunology & inflammation Culture of excellence and proven track record of success in delivering innovation to patients Accelerates Blueprint’s mission to deliver life - changing medicines to more patients globally , and creates a cornerstone for Sanofi’s vision of global leadership in immunology

Blueprint Medicines + Sanofi: a strong strategic fit 3 Our portfolio of mast cell targeted therapies , including AYVAKIT, elenestinib and BLU - 808, fit seamlessly with Sanofi’s global leadership in rare disease and immunology & inflammation Opportunity to maximize the pipeline - in - a - product potential of BLU - 808 by leveraging Sanofi’s resources and strategic development capability in immunology & inflammation The Boards of Directors and Executive Teams of both companies unanimously support the transaction based on the value it immediately recognizes and can create in the future for patients and shareholders Sanofi aims to further build around AYVAKIT, our pipeline and people as a cornerstone for their vision of global leadership in immunology

4 Welcoming Brian Foard Executive Vice President Head of Specialty Care, Sanofi

What happens next? 5 We will operate independently in our current structure and governance. Your responsibilities, compensation and benefits will generally continue in the normal course. Blueprint and Sanofi will work together to develop an integration plan. NOW UNTIL CLOSING UPON CLOSING (ESTIMATED IN Q3 2025) Blueprint becomes part of Sanofi and integration begins.

What does this mean for the Blue Crew? 6 Additional 2025 Bonus & Field IC Equity Comp & Benefits • Opportunity for benefits associated with Sanofi’s compensation program (e.g., salary merit increase) • Employees who voluntarily resign prior to an applicable date may forfeit benefits • Bonus or field IC paid at time of regular company payout based on actual performance • Equity except 50% of unvested 2025 awards fully vests and is cashed out on 1st payroll after close • Remainder of unvested 2025 awards vests and is cashed out on earliest of: • Qualified role elimination per CIC Plan; or • 6 months after close • Salary and annual bonus or field IC target, at minimum, stays the same for 1 year after close • Health, welfare and retirement benefits at least as favorable as our current offerings or Sanofi's benefits for 1 year after close Employees who continue to work for Sanofi • Career transition assistance services will be made available • If separated before regular company payout, bonus or field IC paid at target, pro - rated for time employed in 2025 PLUS CIC benefits offered at separation • No change in salary and benefits, as noted above • Change in control (CIC) benefits offered at separation per CIC Plan Employees whose role is eliminated within 12 months of closing Note: Equity payout includes one contingent value right (CVR) per share, each representing the right to receive two potential mi lestone payments of $2 and $4. More detail is available in Employee FAQ document. CIC plan = Country change in control (CIC) severance pay plan applicable to employee. IC = Field incentive compensation less any already paid IC for 2025 performance.

Speaking with one voice: communicating prior to closing 7 Media and Investor Inquiries Please do not respond and refer all inquiries to Jim Baker, SVP Corporate Affairs ( media@blueprintmedicines.com ) or Jenna Cohen, VP Investor Relations & Global Business Communications ( ir@blueprintmedicines.com ) When speaking with healthcare professionals, patients, patient advocacy groups, and other partners, reinforce continuity and an expectation of continued quality engagement from the Blueprint team. You should… x Continue to operate as you normally would in support of patients and customers x Share appropriate information reactively, referencing the External Stakeholder Talking Points and Template Email documents available on Blink x Align proactive communication to priority stakeholders with your ET member or function leader before sending x Direct inquiries to the press release for further detail You may not… ˣ Respond to media, press, or investor inquiries (see guidance below) ˣ Coordinate, discuss business or the transaction, or otherwise engage with your counterparts at Sanofi, unless cleared first with your supervisor and counsel

We understand that you may still have questions. A dedicated page is available on Blink with information and resources, including: x Press release announcing the transaction x Employee FAQs x Approved messages to respond to external inquiries, including customers x Today’s company meeting slides x Copies of our Change in Control plans We are committed to sharing additional information as it becomes available, and communicating transparently and with clarity. If you have questions, talk to your ET member, manager or HR business partner or send an email to BlueQ@blueprintmedicines.com 8

9 Ask a question Mike Landsittel Debbie Bumpus Fouad Namouni Christy Rossi Kate Haviland CFO CPO President, R&D COO CEO

Additional Information about the Proposed Transaction and Where to Find It 10 The tender offer referred to in this communication has not yet commenced . This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares, nor is it a substitute for the tender offer materials that Sanofi and its acquisition subsidiary will file with the U . S . Securities and Exchange Commission (the “SEC”) upon commencement of the tender offer . At the time the tender offer is commenced, Sanofi and its acquisition subsidiary will cause to be filed a tender offer statement on Schedule TO with the SEC, and Blueprint Medicines Corporation (the “Company”) will file a solicitation/recommendation statement on Schedule 14 D - 9 with respect to the tender offer . THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY AND CONSIDERED BY THE COMPANY’S STOCKHOLDERS BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER . Both the tender offer statement and the solicitation/recommendation statement will be mailed to the Company’s stockholders free of charge . A free copy of the tender offer statement and the solicitation/recommendation statement will also be made available to all stockholders of the Company by accessing www . blueprintmedicines . com or by contacting the Company’s Investor Relations contact at ir@blueprintmedicines . com . In addition, the tender offer statement and the solicitation/recommendation statement (and all other documents filed with the SEC) will be available at no charge on the SEC’s website : www . sec . gov, upon filing with the SEC . THE COMPANY’S STOCKHOLDERS ARE ADVISED TO READ THE SCHEDULE TO AND THE SCHEDULE 14 D - 9 , AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO .

Cautionary Statement Regarding Forward - Looking Statements 11 This communication contains forward - looking statements regarding, among other things, the proposed acquisition of the Company by Sanofi, the expected timetable for completing the transaction, and the Company’s future financial or operating performance . The Company generally identifies forward - looking statements by terminology such as “aim,” “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “opportunity,” “contemplate,” “potential,” “continue,” “target” or the negative of these terms or other similar words, although not all forward - looking statements contain such terms . All statements that are not statements of historical facts are, or may be deemed to be, forward - looking statements . These forward - looking statements are only predictions, and such statements are based on current expectations and projections about future events and trends as well as the beliefs and assumptions of management . Forward - looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control . Actual results could differ materially from those stated or implied in forward - looking statements due to a number of factors, including but not limited to : (i) risks associated with the timing of the closing of the proposed transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed transaction will not occur ; (ii) uncertainties as to how many of the Company’s stockholders will tender their shares in the offer ; (iii) the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction ; (iv) the possibility that competing offers will be made ; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction ; (vi) the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement ; (vii) unanticipated difficulties or expenditures relating to the proposed transaction, the response of business partners and competitors to the announcement of the proposed transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed transaction ; (viii) risks related to non - achievement of the contingent value right (“CVR”) milestones and that holders of the CVRs will not receive payments in respect of the CVRs ; (ix) the risk that the marketing and sale of AYVAKIT / AYVAKYT or any future approved drugs may be unsuccessful or less successful than anticipated, or that AYVAKIT / AYVAKYT may not gain market acceptance by physicians, patients, third - party payors and others in the medical community ; (x) the risk that the market opportunities for AYVAKIT / AYVAKYT or the Company’s drug candidates are smaller than the Company estimates or that any approval that the Company obtains may be based on a narrower definition of the patient population that the Company anticipates ; (xi) the risk of delay of any current or planned clinical trials or the development of the Company’s current or future drug candidates, including but not limited to BLU - 808 and elenestinib ; (xii) risks related to the Company’s ability to successfully demonstrate the safety and efficacy of its drug candidates and gain approval of its drug candidates on a timely basis, if at all ; (xiii) preclinical and clinical results for the Company’s drug candidates may not support further development of such drug candidates either as monotherapies or in combination with other agents or may impact the anticipated timing of data or regulatory submissions ; (xiv) the timing of the initiation of clinical trials and trial cohorts at clinical trial sites and patient enrollment rates may be delayed or slower than anticipated ; (xv) actions of regulatory agencies may affect the Company’s approved drugs or its current or future drug candidates, including affecting the initiation, timing and progress of clinical trials, as well as the pricing of its drug candidates ; (xvi) risks related to the Company’s ability to obtain, maintain and enforce patent and other intellectual property protection for its products and current or future drug candidates it is developing ; (xvii) the success of the Company’s current and future collaborations, financing arrangements, partnerships or licensing and other arrangements ; (xviii) risks related to the Company’s liquidity and financial position and the accuracy of its estimates of revenues, expenses, cash burn, and capital requirements ; and (xix) those risks detailed in the Company’s most recent Annual Report on Form 10 - K and subsequent reports filed with the SEC, as well as other documents that may be filed by the Company from time to time with the SEC . The Company cannot assure you that the events and circumstances reflected in the forward - looking statements will be achieved or occur, and actual results could differ materially from those projected in the forward - looking statements . The forward - looking statements made in this communication relate only to events as of the date on which the statements are made . The Company undertakes no obligation to update any forward - looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events .